UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 7, 2010
OCEANEERING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10945 (Commission File Number)	95-2628227 (I.R.S. Employer Identification No.)

11911 FM 529 Houston, Texas (Address of principal executive offices)	77041 (Zip Code)
Registrant’s telephone number, including area code: (713) 329-4500

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Annual Base Salaries
     On May 12, 2010, the Compensation Committee (the “Committee”) of the Board of Directors (the“Board”) of Oceaneering International, Inc. (“Oceaneering”) approved increases in the annual base salary for the executive officers who were named executive officers in Oceaneering’s proxy statement for its 2010 annual stockholders meeting (the “Named Executive Officers”) to the following amounts commencing July 1, 2010:

T. Jay Collins	$700,000
M. Kevin McEvoy	$500,000
Marvin J. Migura	$400,000
George R. Haubenreich, Jr.	$350,000
Kevin F. Kerins	$300,000

Item 5.07	Submission of Matters to a Vote of Security Holders.
     On May 7, 2010, Oceaneering International, Inc. held its Annual Meeting of Shareholders. The following actions were taken at the Annual Meeting, for which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended:
1.	The two nominees proposed by the Board of Directors were elected as Class III directors for a three-year term expiring at the 2013 Annual Meeting by the following votes:

Name	For	Withheld	Broker-Non-Votes
David S. Hooker	45,270,743	1,419,279	2,518,813
Harris J. Pappas	44,994,397	1,695,625	2,518,813

		For	Against	Abstain	Broker-Non-Votes
2.	To approve the 2010 Incentive Plan of Oceaneering International, Inc.	41,629,243	4,959,693	101,086	2,518,813

		For	Against	Abstain	Broker-Non-Votes
3.	Ratification of appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 2010.	48,471,626	707,862	29,347	0

     SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.
By:	/s/ George R. Haubenreich, Jr.
George R. Haubenreich, Jr.
Senior Vice President, General Counsel and Secretary

Date: May 12, 2010

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